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                                                                  EXHIBIT 10.64



                                                     February 17, 1999

BGLS, Inc.
100 S.E. Second Street
Miami, Florida 33131


         RE: PURCHASE AND SALE OF $31,139,000 ORIGINAL PRINCIPAL AMOUNT OF BGLS, INC. 15.75% SERIES B SENIOR SECURED NOTES DUE 2001
                  (THE "SECURITIES")

Gentlemen/Ladies:

         BGLS, Inc. ("Buyer") hereby agrees to purchase from U.S. Bancorp Investments, Inc., acting through its U.S. Bancorp Libra division ("Seller"), and Seller hereby agrees to sell to Buyer, the above described Securities (including Seller's rights to all accrued but unpaid interest with respect to the Securities) at the price, on the terms and subject to the conditions hereinafter set forth.

         The purchase price payable by Buyer to Seller for the Securities shall be equal to 95.0% of the sum of (i) the original principal amount of the Securities of $31,139,000 and (ii) the accrued but unpaid interest due with respect to the Securities as of the settlement date of the purchase and sale of the Securities contemplated hereby (the "Settlement Date"), with such interest to accrue in accordance with the Indenture for the Securities and that certain Amended and Restated Standstill Agreement, dated as of February 9, 1999. According to Buyer, as of February 17, 1999, the principal and accrued interest per each $1,000 of original principal amount of the Securities is $1,364.78.

         Settlement of the purchase and sale contemplated hereby (the "Sale") shall be effected through accounts of Seller and Buyer maintained at Schroder & Co., Inc. ("Schroder") in the manner in which transactions in securities similar to the Securities are customarily consummated. Buyer acknowledges that Seller is a broker-dealer with a clearing arrangement with Schroder, and Buyer agrees to open an account with Schroder introduced by Seller as soon as practicable after the date hereof for the purpose of such settlement.

         Buyer's and Seller's obligation hereunder to consummate the sale shall be subject to Buyer and/or one or more affiliates of Buyer, including without limitation, Liggett Group, Inc. or an affiliate thereof, receiving proceeds in amounts (in addition to the $150 million option fee paid in December 1998 by Philip Morris Incorporated ("Philip Morris")) of approximately $145 million substantially in accordance with and in transactions substantially consistent with the terms of the transactions between Buyer and Philip Morris as referred to in Buyer's Form 8-K, dated November 20, 1998 (the "Closing Condition") on or before close of business (New York City Time) on July 31, 1999 (the "Condition Deadline"); provided, that Seller, at its option exercisable by written notice to Buyer received on or prior to close of business (New York City Time) on July 20, 1999, may extend the Condition Deadline to a date not later than close of business (New York City Time) on August 31, 1999; provider further, that Buyer may, at its option upon written notice to Seller, elect to so consummate the sale and purchase of the securities together with accrued interest thereon, prior to the Condition Deadline.





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BGLS, Inc.
February 17, 1999
Page 2



         Upon occurrence of the Closing Condition on or prior to the Condition Deadline (or if Buyer at its option elects to so consummate the sale and purchase of the Securities prior to the Condition Deadline), Buyer and Seller shall settle the Sale as soon as practicable thereafter. To effect such settlement, Seller shall cause Schroder to issue a trade confirmation to Buyer setting forth the Settlement Date and the purchase price for the Securities (as determined hereunder as of such Settlement Date), and Buyer and Seller shall cause the Sale to be effected on the Settlement Date as set forth in the trade confirmation. If the Closing Condition is not satisfied by the Condition Deadline this agreement shall terminate and neither Seller nor Buyer shall have any obligation hereunder.

         Please confirm your agreement to the foregoing by signing in the place indicated below. This agreement may be executed in counterparts, all of which taken together constituting a single agreement.



                                           Very truly yours,

                                           U.S. BANCORP INVESTMENTS, INC.



                                           By: /s/ Jess M. Ravich
                                               --------------------------------
                                                   Jess M. Ravich
                                                   Co-Chief Executive Officer

AGREED TO AND ACCEPTED:

BGLS, INC.

By: /s/ Richard J. Lampen
    ----------------------------------
    Name:    Richard J. Lampen
    Title:   Executive Vice President